LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of August 1, 1998 between THE STANLY COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY, a political subdivision and body corporate and politic of the State of North Carolina (the "Issuer"), and PATRICK INDUSTRIES, INC., an Indiana corporation (the "Borrower"), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals hereto shall have the meanings set forth in Article I hereof unless the context or use clearly indicates another meaning or intent).

                                   WITNESSETH:

         WHEREAS, the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), authorizes and empowers the Issuer to issue revenue bonds and loan the proceeds therefrom for the purpose of paying all or any part of the cost of land, equipment or any one or more buildings or other structures, and any rehabilitation, improvement, renovation or enlargement of, any addition to, any building or other structure for use as or in connection with any industrial or manufacturing facilities for industrial or manufacturing products for the purpose of alleviating unemployment or raising below average manufacturing wages by financing industrial and manufacturing facilities which provide job opportunities or pay better than those prevalent in the area where there is a direct or indirect favorable impact on employment commensurate with the size and cost of the facilities; and

         WHEREAS, the Project is of the character and will accomplish the purposes of the Act, will create additional employment opportunities within Stanly County, North Carolina (the "County") and will increase business opportunities within and the area surrounding the County and will be to the benefit of the health, safety, morals, right to gainful employment and general welfare of the citizens of the County and the State of North Carolina; and

         WHEREAS, Patrick Industries, Inc., an Indiana corporation (the "Borrower"), has requested that the Issuer issue and sell a series of industrial development revenue bonds for the purpose of financing the acquisition, construction and equipping of a facility to be used in the manufacture, packaging and distribution of building materials to be located in the County (such facility, including the site on which it is located, being hereinafter referred to as the "Project"); and

         WHEREAS, after careful study and investigation of the nature of the proposed issuance for the Project, the Issuer has determined that, in issuing its industrial development revenue bonds, it will be acting in furtherance of the public purposes intended to be served by the Act; and

         WHEREAS, the Issuer has authorized the issuance and sale of $5,000,000 in aggregate principal amount of its Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998 (the "Bonds"), the proceeds of which will be used to finance the costs of the Project; and

         WHEREAS, the Issuer proposes to loan the proceeds of the Bonds to the Borrower, and the Borrower desires to borrow the proceeds of the Bonds upon the terms and conditions set forth herein; and

         WHEREAS, in order to secure said Bonds, the Issuer has entered into a Trust Indenture, which pledges and assigns its rights in the Security to the Trustee for the benefit of the Holders of the Bonds; and

         WHEREAS, contemporaneously with the issuance of the Bonds, NBD Bank, N.A. (the "Bank") will issue its irrevocable direct-pay Letter of Credit (the "Letter of Credit"), in favor of the Trustee, for the account of the Borrower, obligating the Bank to pay to the Trustee, in accordance with the terms thereof upon presentation of drafts and certificates as required therein, certain amounts specified therein for payment of the principal and Purchase Price of and interest on the Bonds; and

         WHEREAS, the Borrower and the Issuer each have full right and lawful authority to enter into this Agreement, and to perform and observe the provisions hereof on their respective parts to be performed and observed;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows, provided that any obligation of the Issuer created by or arising out of this Agreement shall be a special obligation of the Issuer and shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer, the State or any political subdivision or taxing district thereof, but shall be payable solely out of the Security, anything herein contained to the contrary by implication or otherwise notwithstanding:


                                    ARTICLE I
                                   DEFINITIONS

         All terms used herein which are defined in the Indenture identified below shall have the meanings therein set forth, which definitions are by this reference incorporated herein and made a part of this Agreement. In addition to the terms elsewhere defined in this Agreement, the words "this Agreement" as used herein shall mean this Agreement and the following terms used in this Agreement (including the preamble) shall have the following meanings unless the context indicates a different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Authorized Borrower Representative" means the Borrower or such person at the time and from time to time authorized by a valid power of attorney (in form and substance acceptable to the Bank) to act on behalf of the Borrower furnished to the Issuer, the Bank and the Trustee.

         "Bond" or "Bonds" means the Issuer's Variable Rate Demand Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998, issued pursuant to the Indenture.

         "Completion Date" means the date of completion of the Project in accordance with the plans, as set forth in a completion certificate delivered pursuant to Section 5.4 hereof.

         "Costs of the Project" means (a) obligations of the Issuer or the Borrower incurred, or reimbursement to the Borrower, for labor and to contractors, builders and materialmen in connection with the acquisition, construction, installation and equipping of the Project; (b) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project which is not paid by the contractor or contractors or otherwise provided for; (c) all costs of engineering services, including test borings, surveys, estimates, plans and specifications and preliminary investigations, and supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of the Project; (d) Issuance Costs; (e) all other costs which the Borrower shall be required to pay, under the terms of any contract or contracts, for the acquisition, construction, installation and equipping of the Project; (f) interest on the Bonds and property taxes during the construction component of the Project that may be capitalized under the Code and generally accepted accounting principles; (g) all other costs relating to the Project to the extent that (i) such costs are eligible for payment under the Act, including all such costs described in attached Exhibit B, and (ii) payment of such costs will not cause the interest on the Bonds to be included in gross income for federal income tax purposes; and (h) other costs of a nature comparable to those described in clauses (a) through (g) above which the Borrower shall be required to pay as a result of the damage, destruction, condemnation or taking of the Project or any portion thereof.

         "Indenture" means the Trust Indenture dated as of August 1, 1998 between the Issuer and Norwest Bank Minnesota, N.A., as trustee, as the same may be amended or supplemented from time to time as permitted thereby.

         "Issuance Costs" means items of expense payable or reimbursable directly or indirectly by the Issuer or the Borrower and related to the authorization, sale and issuance of the Bonds and authorization and execution of this Agreement, which items of expense shall include, but not be limited to, application fees and expenses, publication costs, printing costs, costs of reproducing documents, filing and recording fees, Bond Counsel and Counsel fees, costs of credit ratings, initial fees of the Trustee, Placement Agent fees, charges for execution, transportation and safekeeping of the Bonds and related documents, and other costs, charges and fees in connection with the foregoing.

         "Loan" means the Loan made pursuant to Section 3.1 of this Agreement.

         "Loan Repayments" means all amounts required to be paid by the Borrower to the Issuer (and the Trustee as the assignee of the Issuer) pursuant to the Promissory Note and Section 3.2 of this Agreement.

         "Principal User" means a principal user of the Project as such term is used in Section 144(a) of the Code.

         "Project" means the acquisition, construction and equipping of a manufacturing facility, all as more fully described in attached Exhibit D.

         "Promissory Note" means the promissory note given by the Borrower pursuant to this Agreement, in the form of attached Exhibit C, as the same may be amended, modified or supplemented in accordance with the terms hereof.

         "Requisition Certificate" means a certificate in the form of attached Exhibit E delivered pursuant to Section 5.1 hereof.

         "Tax Compliance Certificate" means the Tax Compliance Certificate dated as of the Issue Date executed by the Borrower in connection with the issuance of the Bonds.

         "Unassigned Rights" means the right of the Issuer to make all determinations and approvals and receive all notices accorded to it under this Agreement and to enforce in its name and for its own benefit the provisions of Sections 3.5, 8.6 and 10.4 of this Agreement with respect to Issuer fees and expenses, and indemnity payments as the interests of the Issuer and related persons shall appear.


                                   ARTICLE II
                                 REPRESENTATIONS

         SECTION 2.1. Representations by the Borrower. As an inducement to the Issuer to issue the Bonds and to make the Loan to the Borrower, the Borrower makes the following representations, warranties and covenants:

         (a) The Borrower has the authority and legal capacity to execute, deliver and perform this Agreement, the Promissory Note, the Remarketing Agreement, the Placement Agreement, the Reimbursement Agreement and the Tax Compliance Certificate and to enter into and carry out the transactions contemplated by those documents; that execution, delivery and performance do not, and will not, violate any provision of law applicable to the Borrower and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

         (b) There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal which, if determined adversely to the Borrower, would materially and adversely affect the transactions contemplated by this Agreement, the Promissory Note, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement, the Tax Compliance Certificate or the Indenture or which, in any way, would adversely affect the enforceability or validity of the Bonds, the Indenture, the Reimbursement Agreement, the Promissory Note, the Placement Agreement, the Remarketing Agreement or this Agreement or the ability of the Borrower to perform its obligations under this Agreement.

         (c) The execution, delivery and performance of this Agreement, the Promissory Note, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement and the Tax Compliance Certificate and the compliance by the Borrower with all of the provisions hereof and thereof are not in contravention of law or any unwaived provision of any mortgage, deed, instrument or undertaking to which the Borrower is a party or by which it or its property is bound.

         (d) This Agreement, the Promissory Note, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement and the Tax Compliance Certificate are valid, binding and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity.

         (e) The Borrower is not in default in any material respect under any order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument. The Borrower is not in default under any law, rule or regulation wherein such default could materially adversely affect the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

         (f) The Project conforms in all material respects with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Project and all licenses and approvals the Borrower requires to operate its facilities have been obtained by appropriate state and federal agencies and departments or, if not obtained on the date of this Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

         (g) The Borrower shall own and operate the Project, or cause it to be operated, as an "industrial project for industry" within the meaning of the Act until the Bonds are no longer outstanding.

         (h) To the best of the knowledge of the Borrower, no authorizations, consents or approvals of governmental bodies or agencies are required in connection with the execution and delivery by the Borrower of this Agreement, the Promissory Note, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement or the Tax Compliance Certificate or in connection with the carrying out by the Borrower of its obligations under this Agreement, the Promissory Note, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement or the Tax Compliance Certificate which have not been obtained or, if not obtained on the date of this Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

         (i) None of the proceeds of the Bonds shall be applied to any costs of the acquisition, construction, installation or equipping of the Project which were paid or incurred (within the meaning of Section 103 of the Code) prior to the date 60 days before the date on which the inducement resolution was adopted by the Issuer with respect to the Project. The Issuer adopted a resolution declaring official intent to finance the costs of the Project pursuant to Treas. Reg. 1.150-2 not more than 60 days after the date on which the acquisition, construction, installation and equipping of the Project commenced.

         (j) The Borrower will comply with the provisions of Section 148 of the Code. The Borrower covenants, for the benefit of itself, the Issuer and the owners from time to time of the Bonds, that it will not cause or permit any proceeds of the Bonds to be invested in a manner contrary to the provisions of
Section 148 of the Code and that it will assume compliance with such provisions on behalf of the Issuer (including, without limitation, performing required calculations, the keeping of proper records and the timely payment to the Department of the Treasury of the United States, in the name of the Issuer, all of amounts required to be so paid by Section 148 of the Code) and the Borrower shall follow the rebate instructions set forth in the Tax Compliance Certificate.

         (k) No event has occurred and no condition exists with respect to the Borrower that would constitute an "Event of Default" under this Agreement or that, with the lapse of time or the giving of notice or both, would become an "Event of Default" under this Agreement.

         (l) In connection with any lease or grant by the Borrower of the use of the Project, the Borrower shall require that any such lessee or user of any portion of the Project not use that portion of the Project in any manner which would violate the covenants set forth in the Tax Compliance Certificate.

         (m) The Borrower shall on or prior to July 15 of each year deliver or cause the Trustee to deliver to the Issuer and the Local Government Commission a certificate stating the principal amount of the Bonds outstanding as of June 30 of such year and upon request of the Local Government Commission, a list of owners of the Bonds as of June 30.

         SECTION 2.2. Representations of the Issuer. The Issuer makes the following representations and warranties:

         (a) The Issuer is a political subdivision and body corporate and politic and is authorized by the Act and the Bond Resolution authorizing the issuance of the Bonds to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder, and by proper action of its governing body has been duly authorized to execute and deliver this Agreement, the Indenture, the Placement Agreement and the Bonds and this Agreement, the Indenture, the Placement Agreement and the Bonds have been duly executed and delivered by the Issuer and are valid and binding obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting the enforcement of creditors' rights generally and general principles of equity.

         (b) All of the proceedings approving this Agreement, the Bond Resolution and the Indenture were conducted by the Issuer at meetings which fully complied with the Act.

         (c) The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer's interests in this Agreement, and the revenues and receipts to be derived by the Issuer pursuant to this Agreement, will be pledged and assigned to the Trustee as security for payment of the principal or purchase price of, premium, if any, and interest on the Bonds. The Issuer covenants that it has not and will not pledge or assign its interest in this Agreement, or the revenues and receipts derived pursuant to this Agreement, excepting Unassigned Rights, other than to the Trustee under the Indenture to secure the Bonds.

         (d) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflicts with or results in a breach of the terms, conditions or provisions of any material restriction, agreement or instrument to which the Issuer is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

         (e) No officer, employee or member of the Issuer is directly or indirectly a party to or in any manner whatsoever interested in this Agreement, the Placement Agreement, the Bonds or the proceedings related thereunder.


                                   ARTICLE III
                               LOAN AND REPAYMENT

         SECTION 3.1. Amount and Evidence of Loan. Concurrently with the issuance and delivery of the Bonds, the Issuer shall make and the Borrower shall receive the Loan in the principal sum of $5,000,000 the proceeds of which shall be used to make the required deposit to the Construction Fund for payment of the Costs of the Project to be disbursed in accordance with Section 5.1 hereof. The Loan shall be evidenced by the Promissory Note.

         SECTION 3.2. Loan Repayments. On or before each date on which a payment of principal, premium, if any, or interest is due on the Bonds, whether by acceleration, mandatory redemption or otherwise, and until the principal of, premium, if any, and interest on the Bonds has been fully paid or provided for as set forth in Article V of the Indenture, the Borrower shall pay, or cause to be paid, to the Trustee, in immediately available funds for deposit in the Bond Fund, the Loan Repayments, including the amounts payable as principal, premium, if any, and interest due on the Bonds on such date, less any Eligible Funds held by the Trustee in the Bond Fund that are required to be applied to the payment of such principal, premium, if any, and interest on such date.

         Notwithstanding any provision in this Section 3.2 to the contrary, payments made from draws under the Letter of Credit shall be made on such dates on behalf of the Borrower by the Trustee with funds drawn by the Trustee under the Letter of Credit pursuant to clause (i) of Section 309(a) of the Indenture, and no additional payments shall be due or paid by the Borrower hereunder with respect to the payment of principal of, premium, if any, or interest on such Bonds to the extent that funds are so drawn on the Letter of Credit and applied by the Trustee for such payment on such dates.

         SECTION 3.3. Mandatory and Optional Prepayments of the Promissory Note. The Borrower may prepay the Promissory Note in whole or in part in increments of principal of $100,000 during the Variable Rate Period or $5,000 during the Fixed Rate Period. The Borrower may direct the redemption of the corresponding amount of Bonds then outstanding on such dates and pursuant to the provisions and limitations, and upon payment of any required premium, set forth in Section 217(a) of the Indenture.

         The Borrower shall prepay the Promissory Note at such times in order to enable the Trustee to redeem all or a portion of the Bonds as required in Sections 217(b), (c) and (d) of the Indenture.

         If the Borrower repays or prepays Loan Repayments and other amounts owing to the Trustee under this Agreement and the Indenture and to the Bank under the Reimbursement Agreement in such a manner so as to permit the Security to be released from the lien of the Indenture in accordance with Article V of the Indenture, then the Loan shall be deemed fully repaid and this Agreement and the Promissory Note shall be canceled on the date on which the Security is so released. To confirm such cancellation, the Borrower may require the Trustee to cancel the Promissory Note and execute any further reasonable evidence of cancellation on the date the Security is so released.

         In the event of any optional prepayment of the Promissory Note, on or before the date set for redemption of the Bonds to be redeemed in connection therewith, the Borrower shall deposit, or cause to be deposited from a draw on the Letter of Credit, in the Bond Fund with the Trustee immediately available Eligible Funds which, when added to Eligible Funds on hand with the Trustee, are sufficient to pay the principal of, premium, if any, and interest on the Bonds and to pay all fees, costs, and expenses of the Issuer and the Trustee specified in Sections 3.5, 3.6, 8.6 and 10.4 accruing through the date set for redemption of the Bonds (provided that no moneys derived from a draw on the Letter of Credit shall be used to pay such fees, costs and expenses of the Issuer or the Trustee).

         SECTION 3.4. Additional Payment Obligations of the Borrower. The Borrower agrees to pay, or cause to be paid, to the Trustee, for deposit in the Bond Purchase Fund, on or before each purchase date, an amount sufficient, together with any moneys then held by the Trustee in the Bond Purchase Fund and available for such purpose under Section 404 of the Indenture, to enable the Trustee to pay the Purchase Price of all Bonds to be purchased on such date pursuant to Section 205 or Section 206 of the Indenture at the price specified therein; provided, however, that if the Letter of Credit is outstanding and drawings may be made thereunder (but only if such drawing is permitted by the terms of the Letter of Credit) for such purpose, payments with respect to the Purchase Price of the Bonds on such date which are required to be made by the Borrower under this Section 3.4 shall be made on behalf of the Borrower by the Trustee with funds drawn by the Trustee under the Letter of Credit pursuant to clause (ii) of Section 309(a) of the Indenture. No additional payments shall be due or paid by the Borrower hereunder with respect to the Purchase Price of such Bonds to the extent that funds are so drawn under the Letter of Credit and applied by the Trustee to payment of the Purchase Price of Bonds purchased on such date. Anything herein to the contrary notwithstanding, if on any purchase date the amount theretofore paid by or on behalf of the Borrower hereunder together with the amount theretofore drawn under the Letter of Credit is, for any reason, insufficient to pay the Purchase Price of the Bonds being tendered on such date as provided in the Indenture, the Borrower hereby agrees to immediately pay an amount equal to such deficiency to the Trustee at its corporate trust office in lawful money of the United States of America. Such payment shall be made at such times as are necessary so that sufficient funds will be available at such times as are necessary to pay the Purchase Price of the Bonds tendered under the Indenture at the times and in the manner contemplated by the Indenture.

         SECTION 3.5. Payment of Issuer Fees. The Borrower shall pay, within 10 days of demand therefor, the reasonable fees and expenses of the Issuer related to the Project, or incurred by the Issuer in performing or enforcing the provisions of this Agreement or the Indenture.

         SECTION 3.6. Administrative Expenses. The Borrower shall pay, or cause to be paid, an amount equal to (a) the reasonable fees and charges of the Trustee for services rendered as Trustee under the Indenture and its reasonable expenses incurred as Trustee under the Indenture, as and when the same become due, including the reasonable fees of its Counsel and (b) the reasonable fees and charges of the Remarketing Agent for acting as Remarketing Agent under the Indenture, as and when the same become due, including the reasonable fees of its Counsel.

         SECTION 3.7.  Letter of Credit; Alternate Letter of Credit.

         (a) The Borrower shall cause the Original Letter of Credit to be delivered to the Trustee on or before the Issue Date. The Original Letter of Credit shall terminate no earlier than the earliest of (i) the payment in full by the Bank of funds authorized to be drawn thereunder, (ii) the surrender of the Letter of Credit by the Trustee to the Bank for cancellation as a result of
(A) the payment in full of the Bonds pursuant to the provisions of the Indenture, or (B) the acceptance by the Trustee of an Alternate Letter of Credit, as certified by the Trustee to the Bank, (iii) August 15, 2003, (iv) the Business Day following the Conversion Date, or (v) the fifteenth calendar day following delivery to the Trustee of a direction by the Bank under Section 602 of the Indenture to declare the Bonds due and payable which has not been rescinded.

         (b) (i) The Borrower shall have the right at any time and from time to time (but is not obligated) during the Variable Rate Period to arrange for the renewal, reissuance or extension of any Letter of Credit. Any renewal, reissuance or extension shall be for a period of at least one year and shall expire on an August 15. Any extension or renewal of the Letter of Credit during the Variable Rate Period shall not be required to be accompanied by the documentation required for an Alternate Letter of Credit as described in Section 3.7(b)(ii) below.

                  (ii) At any time during the Variable Rate Period upon at least 45 days prior written notice to the Trustee, the Borrower may, at its option, so long as it has not delivered a Conversion Notice pursuant to
         Section 204(a) of the Indenture, provide for delivery of an Alternate Letter of Credit which shall be effective on the date such Alternate Letter of Credit is accepted by the Trustee in accordance herewith. Any Alternate Letter of Credit shall be issued by a commercial bank, federal savings bank or savings and loan association organized under the laws of the United States or any state of the United States or the District of Columbia or a branch or agency of a foreign commercial bank located in the United States that is subject to regulation by state or federal banking regulatory authorities. The Alternate Letter of Credit shall have the same terms as, and shall be in substantially the form of, the Original Letter of Credit, except that the Alternate Letter of Credit shall be for a period of at least one year and shall expire on an August 15. On or before the date of delivery of any Alternate Letter of Credit to the Trustee, as a condition of acceptance of any Alternate Letter of Credit by the Trustee, the Borrower shall furnish to the
         Trustee: (A) an opinion of Bond Counsel stating to the effect that the delivery of such Alternate Letter of Credit is authorized under and complies with this Section 3.7 and that the delivery of the Alternate Letter of Credit will not in itself result in the loss of the exclusion of the interest on the Bonds from gross income for federal income tax purposes; (B) an opinion of Counsel stating to the effect that (1) the Alternate Letter of Credit is a binding and enforceable obligation of the issuer thereof (except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and (b) the availability of equitable remedies, including specific performance and injunctive relief), (2) payments thereunder will not constitute a voidable preference under the United States Bankruptcy Code in the event of a filing of a petition in bankruptcy by or against the Borrower or the Issuer, and (3) the issuer thereof is a commercial bank, federal savings bank or savings and loan association organized under the laws of the United States or any state of the United States or the District of Columbia or is a branch or agency of a foreign commercial bank located under the laws of the United States or any state of the United States or the District of Columbia and subject to regulation by state or federal banking regulatory authorities; (C) evidence that the long-term unsecured debt of the issuer of the Alternate Credit Facility is rated not lower than Aa3 by Moody's Investors Service or AA- by Standard & Poor's Ratings Services and, in any event, not lower than the credit rating of the long-term unsecured debt of the issuer of the Letter of Credit being replaced; and (D) if, at the time of issuance of the Alternate Credit Facility, the Bonds are rated by any Rating Agency, written evidence that the delivery of the Alternate Credit Facility will not result in a lowering or withdrawal of such rating. In the case of an Alternate Letter of Credit issued by a branch or agency of a foreign commercial bank there shall also be delivered an opinion of Counsel satisfactory to the Trustee and licensed to practice law in the jurisdiction in which the head office of such bank is located, to the effect that the Alternate Letter of Credit is the legal, valid and binding obligation of such bank enforceable in accordance with its terms.

                  (iii) Upon receipt of such documentation, the Trustee shall accept such Alternate Letter of Credit, surrender the previous Letter of Credit, and shall give notice thereof, all as set forth in Section 309 of the Indenture.

         (c) (i) On the Business Day immediately preceding the Conversion Date, the Borrower shall cause to be delivered to the Trustee: (A) an amendment to the Letter of Credit or an Alternate Letter of Credit, which Letter of Credit as amended or Alternate Letter of Credit, as the case may be, (1) shall have the same terms as, and shall be in substantially the form of, the Original Letter of Credit, except that it shall provide for the payment of the outstanding principal, any redemption premium and up to 210 days' interest (based on a 360 day year) payable with respect to the Bonds after the Conversion Date and except that it need not have any provisions relating to a Liquidity Drawing, (2) shall be effective on the Conversion Date, (3) shall be for a period of at least five years after the Conversion Date or the remaining term of the Bonds, whichever is less, and (4) shall expire on an August 15; (B) an opinion of Bond Counsel stating to the effect that the delivery of the amendment to the Letter of Credit then in effect or Alternate Letter of Credit, as the case may be, is authorized under and complies with this Section 3.7(c) and that the delivery of the amendment to the Letter of Credit or Alternate Letter of Credit will not result in the loss of the exclusion of the interest on the Bonds from gross income for federal income tax purposes; (C) an opinion of Counsel stating to the effect that (1) the Letter of Credit as amended or the Alternate Letter of Credit, as the case may be, is a binding and enforceable obligation of the issuer thereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and the availability of equitable remedies, including specific performance and injunctive relief), (2) payments thereunder will not constitute a voidable preference under the United States Bankruptcy Code in the event of a filing of a petition in bankruptcy by or against the Borrower or the Issuer, and (3) the issuer thereof is a commercial bank, federal savings bank or savings and loan association organized under the laws of the United States or any state of the United States or the District of Columbia or is a branch or agency of a foreign commercial bank located and doing business in the United States and subject to regulation by state or federal banking regulatory authorities; and (D) evidence that the senior debt obligations or comparable credit facilities of the issuer of the Letter of Credit as amended or Alternate Letter of Credit, as the case may be, are rated by a Rating Agency not less than "A." In the case of a Letter of Credit or an Alternate Letter of Credit, as the case may be, issued by a branch or agency of a foreign commercial bank there shall also be delivered an opinion of counsel satisfactory to the Trustee and licensed to practice law in the jurisdiction in which the head office of such bank is located, to the effect that the Letter of Credit as amended or Alternate Letter of Credit, as the case may be, is the legal, valid and binding obligation of such bank enforceable in accordance with its terms.

                  (ii) The Borrower shall have the right (but is not obligated) after the Conversion Date to arrange for the renewal, reissuance or extension of the Letter of Credit then in effect. Any renewal, reissuance or extension shall be for a period of at least five years or the remaining term of the Bonds, whichever is less, and shall expire on an August 15. Any extension or renewal of the Letter of Credit during the Fixed Rate Period shall not be required to be accompanied by the documentation required for an Alternate Letter of Credit as described in Section 3.7(c)(iii).

                  (iii) At any time after the Conversion Date upon at least 45 days prior written notice to the Trustee, the Borrower may, at its option, provide for delivery of an Alternate Letter of Credit which shall be effective on the date such Alternate Letter of Credit is accepted by the Trustee in accordance herewith. Any Alternate Letter of Credit shall be issued by a commercial bank, federal savings bank or savings and loan association organized under the laws of the United States or any state of the United States or the District of Columbia or a branch or agency of a foreign commercial bank located in the United States that is subject to regulation by state or federal banking regulatory authorities. The Alternate Letter of Credit shall have the same terms as and shall be in substantially the form of, the amended Letter of Credit or Alternate Letter of Credit, as the case may be, delivered pursuant to Section 3.7(c)(i) except that such Alternate Letter of Credit shall be for a period of at least five years or the remaining term of the Bonds, whichever is less, and shall expire on an August 15. On or before the date of delivery of any Alternate Letter of Credit to the Trustee, as a condition of acceptance of any Alternate Letter of Credit by the Trustee, the Borrower shall furnish to the
         Trustee: (A) an opinion of Bond Counsel stating to the effect that the delivery of the Alternate Letter of Credit is authorized under and complies with this Section 3.7(c) and that the delivery of the Alternate Letter of Credit will not result in the loss of the exclusion of the interest on the Bonds from gross income for federal income tax purposes; (B) an opinion of Counsel stating to the effect that (1) the Alternate Letter of Credit is a binding and enforceable obligation of the issuer thereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and the availability of equitable remedies, including specific performance and injunctive relief), (2) payments thereunder will not constitute a voidable preference under the United States Bankruptcy Code in the event of a filing of a petition in bankruptcy by or against the Borrower or the Issuer, and (3) the issuer thereof is a commercial bank, federal savings bank or savings and loan association organized under the laws of the United States or any state of the United States or the District of Columbia or is a branch or agency of a foreign commercial bank located and doing business in the United States that is subject to regulation by state or federal banking regulatory authorities; and (C) evidence that the senior debt obligations or comparable credit facilities of the issuer of the Alternate Letter of Credit is rated by a Rating Agency at least equal to the greater of (1) the rating of the senior debt obligations or comparable credit facilities of the issuer of the then existing Letter of Credit or (2) "A." In the case of an Alternate Letter of Credit issued by a branch or agency of a foreign commercial bank there shall also be delivered an opinion of counsel satisfactory to the Trustee and licensed to practice law in the jurisdiction in which the head office of such bank is located, to the effect that the Alternate Letter of Credit is the legal, valid and binding obligation of such bank enforceable in accordance with its terms.

         (d) Notwithstanding any provision to the contrary herein, for so long as any Bonds are Outstanding under the Indenture, a Letter of Credit or Alternate Letter of Credit meeting the requirements set forth herein and in the Indenture shall be in effect at all times.

         SECTION 3.8. Credit for Bonds Surrendered. The Borrower shall have the right to surrender Bonds, other than Bonds pledged to the Bank pursuant to the Reimbursement Agreement, acquired by it to the Trustee. Bonds so surrendered shall be forthwith canceled and the principal amount thereof shall be applied as credits with respect to the Loan Repayments due and payable on the respective maturity dates on such Bonds. The Trustee shall provide the Bank with a certificate for the reduction of the amounts available to be drawn under the Letter of Credit as a result of such payments in accordance with the terms of the Letter of Credit.


                                   ARTICLE IV
                         NO SECURITY INTEREST IN PROJECT

         The Issuer shall have no rights to or any interest in the Project, which shall be the sole and exclusive property of the Borrower. However, the Borrower agrees that, subject to reasonable security and safety regulations, the Issuer and the Trustee shall have the right at all reasonable times to enter upon the site of the Project in order to determine that it conforms with the requirements of this Agreement.


                                    ARTICLE V
                           CONSTRUCTION OF THE PROJECT

         SECTION 5.1.  Disbursements from the Construction Fund.

         (a) General Conditions. Disbursements of moneys in the Construction Fund shall be made for Costs of the Project, provided that at the time of each such disbursement the Borrower shall have complied with any and all conditions set forth in the Reimbursement Agreement regarding the Bank's approval of disbursement requests (unless such conditions are waived in the sole discretion of the Bank). The Bank shall review the Borrower's request for disbursement and evidence of compliance with the conditions of this Section 5.1 within ten days after the receipt thereof. Disbursements shall be made by the Trustee to the parties as designated in each Requisition Certificate.

         (b) Costs of the Project. The proceeds of the Loan shall be used solely to pay Costs of the Project. All Costs of the Project shall be reflected in the budget provided to the Bank by the Borrower, which shall designate the portion of Costs of the Project which shall be funded through the Loan and the portion which shall be contributed by the Borrower. The maximum amount which the Bank shall be obligated to authorize the Trustee to disburse for any Costs of the Project shall be the amount shown in the budget, as modified from time to time as herein provided.

         From time to time, the Borrower or the Bank may determine that modifications are necessary in the budget because of actual or anticipated changes in the Costs of the Project. If, after due consultation and consideration of the views of the Borrower and supporting documentation, the Borrower and the Bank do not agree to what modifications need to be made in the budget, the determination of the Bank shall control.

         (c) Draw Request Documents. Each of the payments to be made for Costs of the Project shall be made only upon delivery to the Trustee of a Requisition Certificate signed by an Authorized Borrower Representative and approved in writing by the Bank.

         SECTION 5.2. Obligation of the Borrower to Complete the Project and to Pay Costs in Event Construction Fund Insufficient. If requested, the Borrower shall make available to the Issuer, the Bank and the Trustee such information concerning the Project as any of them may reasonably request. The Borrower, with the prior written consent of the Bank, may revise the plans and specifications for the Project, provided, however, that the expenditure of moneys for the Project as modified is permitted by the Act and will not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.

         In the event the money in the Construction Fund available for payment of the Costs of the Project shall not be sufficient to make such payment in full, the Borrower agrees to pay directly, or to deposit moneys in the Construction Fund for the payment of, such costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty or representation, either express or implied, that the moneys which will be deposited into the Construction Fund, and which under the provisions of this Agreement will be available for payment of the Costs of the Project, will be sufficient to pay all of the costs which will be incurred in connection therewith. The Borrower agrees that if, after exhaustion of the moneys in the Construction Fund, the Borrower should pay, or deposit moneys in the Construction Fund for payment of, any portion of the Costs of the Project pursuant to the provisions of this Section 5.2, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, the Bank, or from the owners of any of the Bonds, nor shall they be entitled to any diminution of the amounts payable hereunder.

         SECTION 5.3. Investment of Construction Fund, Bond Fund, Bond Purchase Fund and Rebate Fund Moneys. Any moneys held in the Construction Fund, Bond Fund, Bond Purchase Fund (excluding proceeds of a draw on the Letter of Credit, which shall remain uninvested) or the Rebate Fund shall, pending disbursement and upon written request of the Borrower or facsimile request of the Borrower later confirmed in writing, be invested only in Permitted Investments in accordance with the provisions of Section 407 of the Indenture, all at such maturities, rates of interest and other specifications as the Borrower may indicate in its request to the Trustee. The investments shall mature not later than the respective dates estimated by the Borrower when the moneys in such Funds shall be needed for the purposes provided in this Agreement and the Indenture, but should the cash balance in a Fund be insufficient for such purpose, the Trustee is authorized to sell the necessary portion of such investments to meet that purpose. Recognizing that such investments shall be made at the written direction of the Borrower, the Issuer agrees to cooperate with the Borrower and the Borrower covenants that it will restrict the use of the proceeds of the Bonds (and any other funds or moneys which may be deemed to be proceeds of the Bonds pursuant to Section 148(a) of the Code), in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time the Bonds are issued, so that the Bonds will not constitute "arbitrage bonds" under Section 148(a) of the Code.

         SECTION 5.4. Certificate as to Completion. Upon the completion of the acquisition, construction, installation and equipping of the Project and prior to the final requisition of funds from the Construction Fund, the Borrower shall submit to the Trustee and the Bank a completion certificate signed by the Borrower substantially in the form of attached Exhibit A.

         All Bond proceeds remaining in the Construction Fund after the earlier of the Completion Date or August 12, 2001 shall be treated as Surplus Bond Proceeds and transferred to the Bond Fund to be applied by the Trustee in the manner provided in Section 11.1 hereof. Notwithstanding the foregoing, Bond proceeds may be retained in the Construction Fund longer than three (3) years after the Issue Date provided the Borrower delivers an opinion of Bond Counsel to the Issuer and the Trustee to the effect that the retention of such Bond proceeds in the Construction Fund will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondholders for federal income tax purposes.

         SECTION 5.5. No Warranty by Issuer. THE BORROWER RECOGNIZES THAT THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE ISSUER'S OR THE BORROWER'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE BORROWER. In the event of any defect or deficiency of any nature in the Project or any fixture or other item constituting a portion thereof, whether patent or latent, the Issuer shall have no responsibility or liability with respect thereto. The provisions of this
Section 5.5 have been negotiated and are intended to be a complete exclusion and negation of any warranties or representations by the Issuer, express or implied, with respect to the Project or any fixture or other item constituting a portion thereof, whether arising pursuant to the Uniform Commercial Code of the State or another law now or hereafter in effect or otherwise.


                                   ARTICLE VI
                                 USE OF PROJECT,
                        MAINTENANCE, TAXES AND INSURANCE

         SECTION 6.1. Use, Maintenance and Modifications of Project by Borrower. The Borrower shall use or lease for use the Project during the term of this Agreement principally for manufacturing purposes. The Borrower does not know of any reason why the Project will not be so used and occupied by it in the absence of supervening circumstances not now anticipated by it or beyond its control. Notwithstanding the foregoing, the Borrower shall have the right to use the Project during the term of this Agreement for any lawful purpose under the Act that will not affect the validity of the Bonds or impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. The failure of the Borrower to use or lease for use the Project for its intended purposes shall not in any way abate or reduce the obligation of the Borrower to repay the Loan under the provisions of this Agreement, and shall not be deemed a default under this Agreement in any respect as long as such alternative use is caused by supervening circumstances not now anticipated and does not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes or contravene the Act.

         The Borrower agrees that it will keep the Project in good repair and good operating condition, ordinary wear and tear excepted, at its own cost.

         The Borrower may make additions, modifications and improvements to the Project from time to time as the Borrower, in its discretion, may deem to be desirable, the cost of which shall be paid by the Borrower, provided, however, that such additions, modifications and improvements do not materially and adversely alter the scope, character, value or operation of the Project without the prior written consent of the Bank, do not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes and do not contravene the provisions of the Act. The Trustee, the Issuer or the Bank may request opinions of professional engineers, architects and Counsel, satisfactory to the Issuer, the Trustee and the Bank, as to the satisfaction of the requirements set forth in this paragraph.

         SECTION 6.2. Taxes, Other Governmental Charges and Utility Charges. The Borrower shall pay before any interest, collection fees or penalties shall accrue, every lawful cost, expense and obligation of every kind and nature, foreseen or unforeseen, for the payment of which the Borrower is or shall become liable by reason of its estate or interest in the Project or any portion thereof, by reason of any right or interest of the Borrower in or under this Agreement, or by reason of or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding or use of the Project or any portion thereof, including, without limitation, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to any machinery, equipment or other property installed or brought by the Borrower with the proceeds of the Bonds (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Issuer from the Project and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project); provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as they become due.

         The Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges as provided in the Reimbursement Agreement.

         The Borrower shall furnish to the Issuer promptly, upon request, proof of the payment of any such tax, assessment or other governmental or similar charge, or any other charge which is payable by the Borrower as set forth above.

         SECTION 6.3. Insurance. The Borrower shall from the date hereof continuously insure the Project or cause the Project to be insured against such risks as are customarily insured against by businesses of like size and character. In addition to the foregoing, the Borrower shall maintain insurance policies as required by the Bank pursuant to the Reimbursement Agreement or any mortgage or security agreement securing the obligations of the Borrower under the Reimbursement Agreement.


                                   ARTICLE VII
                      DAMAGE, DESTRUCTION AND CONDEMNATION

         In the event (a) the Project is destroyed or sustains damage or (b) title to or temporary use of all or substantially all of the Project is taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Borrower shall promptly give written notice thereof to the Issuer, the Bank and the Trustee. The net proceeds of the casualty and property insurance carried with respect to the Project or the net proceeds resulting from condemnation or eminent domain proceedings shall be paid to the Bank and subject to the provisions of the Reimbursement Agreement. As soon as practicable, the Bank shall notify the Trustee whether such insurance or condemnation proceeds will be permitted to be used to restore the Project as hereinafter provided or used to prepay the Loan and cause the Bonds to be paid or redeemed to the extent of the available insurance or condemnation proceeds. If the Bank allows such proceeds, or any part thereof, to be used to restore the Project, the Trustee shall deposit the net insurance or condemnation proceeds it receives from the Bank in the Construction Fund, which shall be reactivated, or if the Bank elects to cause the Loan to be prepaid to the extent of such net proceeds, such insurance or condemnation proceeds shall be deposited in the Bond Fund and be used to reimburse the Bank for a draw under the Letter of Credit in connection with the redemption of Bonds as provided in Section 217(b) of the Indenture. Prior to their expenditure, such insurance or condemnation proceeds shall be invested so as not to have an adverse effect on the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

         If the Project is to be restored, the Borrower shall diligently proceed to do so with reasonable dispatch. The Trustee will, upon delivery to the Trustee and the Bank of a certificate or certificates which set forth the Borrower's estimate of the cost of total restoration and which are satisfactory to the Bank, signed by the Borrower and approved in writing by the Bank, in the same form as required by Section 5.1 hereof, and provided no Event of Default specified in Section 10.1 hereof has occurred and is continuing, apply so much as may be necessary of the moneys in the Construction Fund to the payment or reimbursement of the costs of such repair, rebuilding or restoration. The Borrower agrees to complete the work thereof and pay the cost thereof in excess of the amount of moneys in the Construction Fund if necessary. The Borrower shall not, by reason of the payment of any such excess costs, be entitled to any reimbursement from the Issuer or the Trustee or any diminution in or postponement of any obligation hereunder. Any balance of such moneys remaining in the Construction Fund after providing for or making payment of all costs of such repair, rebuilding or restoration, or which have not been so used within a reasonable period of time under the circumstances, as determined by the Bank, shall be treated as Surplus Bond Proceeds and applied pursuant to Section 11.1 hereof.


                                  ARTICLE VIII
                                SPECIAL COVENANTS

         SECTION 8.1. Assignment and Pledge of Issuer's Rights; Obligations of Borrower Unconditional. As security for the payment of the Bonds, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement and the Promissory Note, including the right to receive payments hereunder and thereunder (except the Unassigned Rights), and hereby directs the Borrower to make such payments directly to the Trustee. The Borrower consents to such assignment and pledge and agrees that it will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Issuer or the Trustee, and hereby further agrees that its obligation to make payments hereunder and to perform its other agreements contained herein are absolute and unconditional. Until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Borrower (a) will not suspend or discontinue any Loan Repayments, (b) will perform all its other agreements in this Agreement and (c) will not terminate this Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Agreement.

         If the Borrower fails to make or cause to be made any of the payments required to be made under this Agreement, the unpaid amount shall continue to be an obligation of the Borrower until such amount is fully paid. The Borrower agrees to pay the same with interest thereon from the date when due until paid at the greater of the rate borne by the Bonds or the per annum rate of interest equal to the rate of interest announced from time to time by the bank serving as Trustee as its "prime rate" plus 3%.

         SECTION 8.2. Right of Access to the Project. Subject to the reasonable security and safety requirements of the Borrower, the Borrower agrees that the Issuer, the Bank and the Trustee, and their respective duly authorized agents, shall have the right at all reasonable times upon reasonable notice to enter upon the Project to examine and inspect the same, and shall have the right at all reasonable times to inspect all books and records of the Borrower relating to the Project and make copies thereof.

         SECTION 8.3. Maintenance of Existence. The Borrower agrees that throughout the term of this Agreement it shall maintain its existence as a corporation and shall not dispose of all or substantially all of its assets. In the event the Borrower shall consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it, (a) the Borrower shall promptly deliver notice thereof to the Local Government Commission and (b) any surviving, resulting or transferee entity shall be qualified to do business in the State and shall assume in writing or by operation of law all of the obligations of the Borrower under this Loan Agreement and the Remarketing Agreement.

         SECTION 8.4. Qualification in State. Subject to the provisions of
Section 8.3 hereof, the Borrower agrees that throughout the term of this Loan Agreement, it will be qualified to do business in the State.

         SECTION 8.5. Covenant as to Non-Impairment of Tax-Exempt Status. The Borrower covenants that, notwithstanding any provision of this Agreement or the rights of the Borrower hereunder, it will not take, or permit to be taken on its behalf, any action that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes and that it will take such reasonable action for itself and on behalf of the Issuer as may be necessary to continue such exclusion, including, without limitation, the preparation and filing of any statements required to be filed by it in order to maintain such exclusion.

         The Borrower will not cause or permit any proceeds of the Bonds to be invested in a manner contrary to the provisions of Section 148 of the Code and will assure compliance with such requirements on behalf of the Issuer. The Borrower shall calculate and timely pay to the United States of America, for the account of the Issuer, all amounts required to be so paid in accordance with
Section 148 of the Code and shall maintain, on behalf of the Issuer, all records required to be maintained pursuant to Section 148(f) of the Code.

         In addition to the foregoing covenants and the covenants contained in
Section 2.1 hereof, the Borrower further covenants that (i) it will requisition, apply and spend the moneys in the Construction Fund in a manner so that as of any date at least 95% of the total amount theretofore requisitioned from the Construction Fund (other than amounts requisitioned for Issuance Costs) will be applied to finance costs for the acquisition, construction, rehabilitation or improvement of land and other property which is of a character subject to an allowance for depreciation under Section 167 of the Code; (ii) it will not permit moneys in the Bond Fund, Bond Purchase Fund or Construction Fund to be invested in such a manner as to cause the Bonds to be "arbitrage bonds" under
Section 148(a) of the Code; (iii) it will promptly notify the Trustee if, at any time, the Borrower proposes to take any action, or any action is to be taken by or on behalf of any Principal User of the Project or any Related Person, the effect of which could be to cause interest on the Bonds to become includable in the gross income of owners thereof for federal income tax purposes by reason of the $10,000,000 capital expenditure limitation imposed by Section 144(a)(4) of the Code being exceeded or the $40,000,000 limitation imposed by Section 144(a)(10) of the Code being exceeded; (iv) it will not requisition from the Construction Fund for more than two percent (2.0%) of the proceeds of the Bonds to pay Issuance Costs; and (v) no portion of the net proceeds of the Bonds will be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition.

         The Borrower acknowledges that a failure to abide by the foregoing covenants and the covenants contained in Section 2.1 hereof and in the Tax Compliance Certificate may result in a Determination of Taxability. In the event of a Determination of Taxability for any reason, the sole and exclusive remedy of the holders of the Bonds and the Trustee on their behalf shall be the early redemption of the Bonds as provided in Section 217(b) of the Indenture.

         SECTION 8.6.  Indemnity, Expenses.

         (a) The Issuer and the Local Government Commission and each of their respective members, officers, agents and employees (hereinafter the "Indemnified Persons") shall not be liable to the Borrower for any reason. The Borrower shall indemnify and hold the Issuer and the Local Government Commission and the Indemnified Persons harmless from any loss, expense (including reasonable counsel fees), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with: (i) the financing, installation, operation, use or maintenance of the Project, (ii) any act, failure to act or material or intentional misrepresentation by any Person in connection with the issuance, sale, delivery or remarketing of the Bonds, (iii) any act, failure to act or misrepresentation by the Issuer in connection with this Agreement or any other document involving the Issuer in this matter, or (iv) the selection and appointment of firms providing services related to the Bond transaction. If any suit, action or proceeding is brought against the Issuer or any Indemnified Person, that suit, action or proceeding shall be defended by Counsel to the Issuer or the Borrower, as the Issuer shall determine (which determination shall be based upon whether there may be defenses available to the Indemnified Persons which are different from or in addition to those available to the Borrower). If the defense is by Counsel to the Issuer, the Borrower shall indemnify the Issuer and Indemnified Persons for the reasonable cost of that defense including reasonable Counsel fees. If the Issuer determines that the Borrower shall defend the Issuer or any Indemnified Person, the Borrower shall immediately assume the defense at its own cost. The Borrower shall not be liable for any settlement of any proceeding made without its consent (which consent shall not be unreasonably withheld).

         (b) Notwithstanding the provisions of subsection (a) of this Section 8.6, the Borrower shall not be obligated to indemnify the Issuer or the Local Government Commission or any Indemnified Person under subsection (a), if a court with competent jurisdiction finds that the liability in question was caused by the willful misconduct or sole gross negligence of the Issuer or the Local Government Commission or the involved Indemnified Person(s), unless the Court determines that, despite the adjudication of liability but in view of all circumstances of the case, the Issuer or the Indemnified Person(s) is (are) fairly and reasonably entitled to indemnity for the expenses which the Court considers proper.

         (c) The Borrower shall also indemnify the Issuer for all reasonable costs and expenses, including reasonable Counsel fees, incurred in: (i) enforcing any obligation of the Borrower under this Agreement or any related agreement, (ii) taking any action requested by the Borrower, (iii) taking any action required by this Agreement or any related agreement or (iv) taking any action considered necessary by the Issuer and which is authorized by this Agreement or any related agreement.

         (d) The Borrower also agrees to pay and to indemnify and hold harmless the Trustee, any person who "controls" the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, agent, director, official and employee of the Trustee (collectively called the "Indemnified Parties") from and against any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature asserted by or on behalf of any person in connection with (i) the issuance, offering, sale, delivery, or remarketing of the Bonds, the Indenture and this Agreement and the obligations imposed on the Trustee hereby and thereby; or the design, installation, operation, use, occupancy, maintenance, or ownership of the Project; (ii) any written statements or representations made or given by the Borrower to the Indemnified Parties, with respect to the Borrower, the Project, or the Bonds, including, but not limited to, statements or representations of facts or financial information; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project; and (iv) any loss or damage incurred by the Trustee as a result of violation by the Borrower of the provisions of Section 2.1 hereof, or arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct, management, planning, design, acquisition, installation, renovation or sale of the Project or any part thereof, to the extent not caused or occasioned by the gross negligence or willful misconduct of such Indemnified Party. The Borrower also covenants and agrees, at its expense, to pay, and to indemnify the Indemnified Parties from and against, all costs, reasonable attorney fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. In the event that any action or proceeding is brought against the Indemnified Parties by reason of any such claim or demand, that action or proceeding shall be defended by counsel to the Indemnified Parties or the Borrower, as the Indemnified Parties shall determine (which determination shall be based upon whether there may be defenses available to the Indemnified Parties which are different from or in addition to those available to the Borrower). If the defense is by counsel to the Indemnified Parties, the Borrower shall indemnify the Indemnified Parties for the reasonable cost of the defense including reasonable counsel fees. If the Indemnified Parties determine that the Borrower shall defend the Indemnified Parties, the Borrower shall immediately assume the defense at its own cost. If such separate counsel is employed, the Borrower may join in any such suit for the protection of its own interests. The Borrower shall not be liable for any settlement of any such action effected without its consent; but if settled with the consent of the Borrower or if there be a final, unappealable judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties.

         (e) The indemnification provisions herein contained shall not be exclusive or in limitation of, but shall be in addition to, the rights to indemnification of the Indemnified Persons or the Indemnified Parties under any other agreement or law by which the Borrower is bound or subject to.

         (f) The obligations of the Borrower under this Section 8.6 shall survive any assignment or termination of this Agreement.

         SECTION 8.7. Compliance with Laws. The Borrower shall, throughout the term of this Agreement and at no expense to the Issuer, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project.

         SECTION 8.8. No Recourse. THE OBLIGATIONS OF THE ISSUER UNDER THIS AGREEMENT ARE SPECIAL, LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY OUT OF THE SECURITY AND AS OTHERWISE PROVIDED UNDER THIS AGREEMENT AND THE INDENTURE. THE OBLIGATIONS OF THE ISSUER HEREUNDER SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OF THE ISSUER, THE STATE, OR ANY POLITICAL SUBDIVISION THEREOF OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY POLITICAL SUBDIVISION OR ANY SUCH AGENCY, BUT SHALL BE PAYABLE SOLELY FROM THE REVENUES AND OTHERS FUNDS AS DESCRIBED IN THE INDENTURE. Neither the Issuer, the Local Government Commission nor any member, director, officer, employee or agent of the Issuer, the Local Government Commission nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of, redemption premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Bonds, the Indenture, this Agreement or the Placement Agreement (or any other agreement entered into by the Issuer with respect thereto) against any past, present or future member, officer, agent or employee of the Issuer, the Local Government Commission or any incorporator, member, officer, employee, director or trustee or any successor thereof, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture, the Placement Agreement and this Agreement (and any other agreement entered into by the Issuer with respect thereto) and the issuance of the Bonds.

         SECTION 8.9. Indenture Provisions. The Indenture provisions concerning the Bonds and the other matters therein are an integral part of the terms and conditions of the loan made by the Issuer to the Borrower pursuant to this Agreement and the execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Borrower to the extent it relates to the Borrower. Additionally, the Borrower agrees that, whenever the Indenture by its terms imposes a duty or obligation upon the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Borrower were a party to the Indenture.

         SECTION 8.10.  Recording and Maintenance of Liens.

         (a) The Borrower will, at its own expense, take all necessary action to maintain and preserve any liens and security interest of this Agreement or the Indenture so long as any principal of, premium, if any, or interest on the Bonds remains unpaid.

         (b) The Borrower will promptly, but not later than six months prior to the date any financing statement or continuation statements must be filed to perfect or maintain the security interest granted to the Trustee pursuant to the Indenture, prepare the required financing or continuation statements and forward completed originals to the Trustee accompanied by the name and address of the appropriate state and county offices where such financing statements or continuation statements are to be duly filed and recorded as required by the provisions of the Uniform Commercial Code or other similar law as enacted by the State.

         (c) The Issuer shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected hereby. The Issuer will execute such instruments as may be necessary in connection with such filing or recording.


                                   ARTICLE IX
                         ASSIGNMENT, LEASING, EQUIPMENT

         SECTION 9.1. Transfer, Assignment and Leasing. Subject to the terms and conditions of the Reimbursement Agreement, the Borrower may lease any portion of the Project provided that the Borrower delivers to the Bank, the Issuer and the Trustee in connection with any such leasing an opinion of Bond Counsel that subsequent to the execution of the lease, interest on the Bonds will remain wholly excludable from gross income of the Bondholders for federal income tax purposes. No leasing shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such leasing the Borrower shall continue to remain primarily liable for the payment of Loan Repayments and for performance and observance of the other agreements herein on its part to be performed and observed.

         Subject to the prior written consent of the Bank, the Trustee and the Issuer, this Agreement may be assigned, in whole or in part, and the Project may be sold, transferred or conveyed as a whole or in part, by the Borrower, subject, however, to the following conditions:

         (a) No assignment, sale, transfer or conveyance shall relieve the Borrower from primary liability for any of its obligations hereunder, and if any such assignment occurs, the Borrower shall continue to remain primarily liable to make the payments required to be made by the Borrower hereunder and for performance and observance of the other agreements on its part herein provided to be performed and observed by it;

         (b) The assignee or purchaser shall assume the obligations of the Borrower hereunder to the extent of the interest assigned, sold, transferred or conveyed;

         (c) The Borrower shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment or sale agreement, as the case may be, together with (i) any instrument of assumption, and (ii) an opinion of Bond Counsel that such assignment or sale agreement will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondholders for federal income tax purposes; and

         (d) The assignee, transferee or purchaser shall continue to use the Project for purposes permitted under the Act for the term of this Agreement.

         SECTION 9.2. Substitution and Removal of Machinery and Equipment. Except as provided in this Section, machinery and equipment financed with the proceeds of the Bonds shall remain at the site of the Project. The Borrower may remove any machinery or equipment comprising a part of the Project upon substituting therefor property of like nature having a fair market value of not less than the removed property, provided that such substitution shall not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. Any such substituted machinery and equipment shall be identified in writing by the Borrower to the Bank and shall become a part of the Project and be included under the terms of this Agreement. The Borrower may, with the consent of the Bank or as otherwise provided in the Reimbursement Agreement, sell any machinery and equipment comprising a portion of the Project without substitution therefor so long as, in the opinion of Bond Counsel, such removal will not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. Unless otherwise consented to by the Bank, the Borrower shall pay into the Bond Fund the proceeds from such sales without substitution when such proceeds exceed 5% of the original principal amount of the Bonds, and such proceeds shall be treated as Surplus Bond Proceeds and applied as provided in Section 11.1 hereof.


                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 10.1. Events of Default. The following shall be events of default under this Agreement and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         (a) Failure by the Borrower to pay the Loan Repayments in the amounts and at the times provided in this Agreement or the Promissory Note; provided, however, that no Event of Default described in this subparagraph (a) shall be deemed to have occurred solely by reason of such failure to make such payments if and to the extent that payments have nonetheless been made by the Bank to the Trustee pursuant to the Letter of Credit for deposit in the Bond Fund at such times and in such manner so as to prevent an event of default described under
Section 601(a) or (b) of the Indenture;

         (b) Failure by the Borrower to make payments in the amounts and at the times provided in Section 3.4 of this Agreement; provided, however that no Event of Default described in this paragraph (b) shall be deemed to have occurred solely by reason of such failure to make such payments if and to the extent that payments have nonetheless been made by the Bank to the Trustee pursuant to the Letter of Credit for deposit in the Bond Purchase Fund at such times and in such manner so as to prevent an event of default described under Section 601(c) of the Indenture;

         (c) Failure by the Borrower to observe and perform any other covenant, condition or agreement on its part to be observed or performed herein or in the Promissory Note for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Borrower by the Issuer, the Bank or the Trustee; provided, however, that if the failure is such that it can be corrected but not within such 30-day period, and corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected, then such period shall be increased to such extent as shall be determined by the Trustee with the consent of the Bank to be necessary to enable the Borrower to observe or perform such covenant, condition, undertaking or agreement through the exercise of due diligence;

         (d) Any representation or warranty made by the Borrower in any document delivered by the Borrower to the Trustee or the Bank or the Issuer in connection with the sale and delivery of the Bonds proves to be untrue when made in any material respect;

         (e) Occurrence of an Event of Default under the Indenture; or

         (f) The Borrower (i) shall generally not pay its debts as they become due, (ii) shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, (iv) shall institute any proceeding or voluntary case (A) seeking to adjudicate it a bankrupt or insolvent or (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or (C) seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, (v) shall take any action to authorize any of the actions described above in this subsection (f), or (vi) shall have instituted against it any proceeding (A) seeking to adjudicate it a bankrupt or insolvent or (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or (C) seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, if such proceeding is being contested by the Borrower in good faith, such proceeding shall remain undismissed or unstayed for a period of 60 days.

         SECTION 10.2. Remedies on Default. Whenever an Event of Default referred to in Section 10.1 hereof shall have occurred and be continuing, and if acceleration of the principal amount of the Bonds has been declared pursuant to
Section 602 of the Indenture:

         (a) The Trustee, by written notice to the Issuer, the Borrower and the Local Government Commission, shall declare all Loan Repayments to be immediately due and payable, whereupon the same shall become immediately due and payable and the Trustee shall thereupon draw upon the Letter of Credit in accordance with its terms and the terms of the Indenture;

         (b) Subject to the reasonable security and safety requirements of the Borrower, the Issuer, the Local Government Commission or the Trustee may have access to and inspect, examine, and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Borrower, only insofar as they relate to the Project or the Event of Default and the remedying thereof; and

         (c) To the extent of any insufficiency after drawing under the Letter of Credit, the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Promissory Note or to enforce the performance of any other obligation or agreement of the Borrower under such documents.

         Any amounts collected pursuant to action taken under this Section shall be applied in accordance with Section 607 of the Indenture.

         Notwithstanding any other provision of this Agreement or the Indenture, the Issuer shall be entitled to cause the Borrower to perform the Borrower's obligations under Sections 3.5, 8.6 and 10.4 hereof for the benefit of the Issuer.

         SECTION 10.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Indenture, or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

         Notwithstanding any other provision of this Agreement (except Section
13.2 hereof) or the Indenture, the Issuer or the Trustee shall not be entitled to exercise any remedy reserved to it in this Article X without the prior written consent of the Bank; however, the Issuer may, after notice to but without the prior written consent of the Bank, institute an action against the Borrower to recover any fees or expenses to which the Issuer is entitled under this Agreement.

         SECTION 10.4. Agreement to Pay Attorneys' Fees and Expenses. In the event that the Issuer, the Bank or the Trustee employs attorneys or incurs other expenses for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower contained in the Promissory Note, the Placement Agreement or in this Agreement, the Borrower agrees that it will on demand therefor promptly reimburse the reasonable fees of such attorneys and such other expenses so incurred.

         SECTION 10.5. No Additional Waiver Implied by One Waiver. In the event any term, condition or covenant contained in this Agreement is breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Because of the assignment of the Issuer's rights and interest in this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive or release the Borrower from any Event of Default or the performance or observance of any obligation or condition of the Borrower under this Agreement without the prior written consent of the Trustee and the Bank, but the Issuer shall so waive or release the Borrower if requested by the Trustee and the Bank, provided the Issuer receives an opinion of its Counsel that such action will not impose any pecuniary obligation or liability or adverse consequence upon the Issuer and the Issuer has been provided such indemnification from the Borrower, the Trustee or the Bank, as the Issuer reasonably deems necessary.

         SECTION 10.6. Default by Issuer - Limited Liability. Notwithstanding any provision or obligation to the contrary hereinbefore set forth, no provision of this Agreement shall be construed so as to give rise to a pecuniary liability of the Issuer or to give rise to a charge upon the general credit of the Issuer, the liability of the Issuer hereunder shall be limited to its interest in this Agreement, the Promissory Note, and all other related documents and collateral and the lien of any judgment shall be restricted thereto. In the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a debt of the Issuer, nor shall the Issuer be liable on any obligation so incurred. The Issuer does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes, interest, omissions, charges, insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Borrower hereunder. The Issuer shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if a default shall occur hereunder.


                                   ARTICLE XI
                        PAYMENT OF SURPLUS BOND PROCEEDS
                               FROM THE BOND FUND

         SECTION 11.1. Surplus Bond Proceeds. All Surplus Bond Proceeds transferred to the Bond Fund pursuant to the provisions of Section 5.4 and
Section 9.2 hereof shall be applied by the Trustee at the direction of the Borrower after the date on which such moneys first become Eligible Funds in the Bond Fund (i) to the purchase of Bonds on the open market for cancellation, (ii) to the payment of the scheduled principal maturities of the Bonds (but not interest) or (iii) to the redemption of Bonds on the first date on which the Bonds may be called for optional redemption as set forth in Section 217(a) of the Indenture. In addition, at the direction of the Borrower and with the written consent of the Bank, Surplus Bond Proceeds held in the Current Account of the Bond Fund shall be paid by the Trustee to the Bank to the extent of any moneys owing under the Reimbursement Agreement as a result of a drawing on the Letter of Credit to pay principal (but not interest) on the Bonds. To the extent that the amount of Surplus Bond Proceeds exceeds 5% of the original aggregate principal amount of the Bonds, such excess shall be invested at a yield which will not exceed the yield on the Bonds or, in the opinion of Bond Counsel, will not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.


                                   ARTICLE XII
                                    THE BONDS

         SECTION 12.1. Issuance of the Bonds. The obligations of the Issuer and the Borrower hereunder are expressly conditioned upon the execution of the Placement Agreement, satisfaction or waiver of its terms and conditions, and payment for the Bonds pursuant thereto.

         SECTION 12.2. Compliance with Indenture. The Issuer agrees to comply with the covenants, requirements and provisions of the Indenture and perform all of its obligations thereunder.

         SECTION 12.3. Consent to Issuer's Pledge. The Borrower hereby acknowledges and consents to the assignment and pledge by the Issuer to the Trustee, for the benefit of the Bondholders, and the Bank, of (i) the Promissory Note; (ii) the moneys deposited to the various funds and accounts hereunder and under the Indenture (including investments); and (iii) all of the Issuer's rights and powers under this Agreement, including the right to receive Loan Repayments (but excluding the Unassigned Rights) and the right and power to enforce, either jointly with the Issuer or separately, the performance of the obligations of the Borrower under this Agreement. The Borrower further acknowledges and consents to the right of the Trustee and the Bank, as the case may be, to enforce all rights of the Issuer and Bondholders assigned under the Indenture.

         SECTION 12.4. Rights of Trustee Hereunder. The parties hereto recognize and agree that the terms of this Agreement and the enforcement thereof are essential to the Security of the Trustee (for the benefit of the Bondholders) and the Bank and are entered into for the benefit of the Trustee (on behalf of the Bondholders) and the Bank. The Trustee (and any assignee of or subrogee to the Trustee) and the Bank shall accordingly have contractual rights and duties in this Agreement and be entitled to require the enforcement of the terms hereof.

         Except for the rights of the Borrower set forth in Section 13.1 hereof, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Bond Fund or the Bond Purchase Fund and any moneys deposited therein and that the Bond Fund and the Bond Purchase Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Bondholders and the Bank as provided in the Indenture.

         SECTION 12.5. Amendments to Indenture and this Agreement. The Issuer shall not amend nor consent to any amendment to the Indenture or this Agreement except as specified in Article VIII of the Indenture, which Article VIII is incorporated herein by this reference as if it were fully set forth herein. The Borrower hereby agrees to be bound by the provisions of Article VIII of the Indenture.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1. Amounts Remaining in Funds. Any amounts remaining in the Construction Fund or the Bond Fund upon expiration or sooner cancellation or termination of this Agreement, after the Loan and the Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and the fees, charges and expenses of the Trustee and all other amounts required to be paid under the Indenture, the Reimbursement Agreement and this Agreement have been paid, shall be paid to the Borrower as an overpayment of the Loan.

         SECTION 13.2. Rights of the Bank. All rights of the Bank under this Agreement to consent to certain extensions, remedies, waivers, actions and amendments hereunder shall cease, terminate and become null and void (i) for so long as the Bank wrongfully dishonors any draft presented in strict conformity with the Letter of Credit and until it has honored the dishonored draft or a subsequent draft, if any, thereunder or (ii) if the Letter of Credit is no longer in effect and any and all of the Borrower's obligations to the Bank pursuant to the Reimbursement Agreement have been paid; provided that nothing contained or implied herein shall affect the rights of the Bank as set forth in the Reimbursement Agreement.

         SECTION 13.3. Notices. Except as otherwise provided herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other paper required by this Agreement to be given to or filed with the Issuer, the Trustee, the Local Government Commission, the Bank, the Remarketing Agent, or the Borrower if the same is duly mailed by overnight courier, postage pre-paid, or sent by telegram, telecopy or telex or other similar communication, or when given by telephone, confirmed in writing by overnight courier, postage pre-paid, or sent by telegram, telecopy, telex or other similar communication, on the same day addressed as specified in Section 904 of the Indenture.

         The Borrower, the Issuer, the Local Government Commission, the Bank, and the Trustee may designate, by notice given hereunder, any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent, but no notice directed to any one such entity shall thereby be required to be sent to more than two addresses.

         SECTION 13.4. Bondholders' Action. Whenever any consent, approvals, waivers or other actions are required of the Bondholders hereunder, under the Indenture, the Promissory Note or any other instrument or document delivered with respect to the Bonds, such consent shall only be given in compliance with
Section 806 of the Indenture.

         SECTION 13.5. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject to the limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer but shall be payable solely out of the Security, the proceeds of the sale of the Bonds or the net proceeds of any insurance or condemnation awards as provided herein, anything herein contained to the contrary by implication or otherwise notwithstanding.

         SECTION 13.6. Severability. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Borrower, as the case may be, to the full extent permitted by law.

         SECTION 13.7. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision or sections of this Agreement.

         SECTION 13.8. Interpretation. This Agreement shall be governed by and interpreted in accordance with the laws of the State.

         SECTION 13.9. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 13.10. No Third Party Beneficiary. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of any part of this Agreement to establish in favor of the public or any member thereof, other than as expressly provided herein or as contemplated in the Indenture, the rights of a third-party beneficiary hereunder, or to authorize anyone not a party to this Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Agreement. The duties, obligations and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed by law.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                            SIGNATURE PAGE OF ISSUER
                                       TO
                                 LOAN AGREEMENT




                                       THE STANLY COUNTY  INDUSTRIAL  FACILITIES
                                       AND POLLUTION CONTROL FINANCING AUTHORITY



                                       By:
                                                          Chairman


(SEAL)

ATTEST:

--------------------------------------
                     Secretary

                           SIGNATURE PAGE OF BORROWER
                                       TO
                                 LOAN AGREEMENT




                                       PATRICK  INDUSTRIES,   INC.,  an  Indiana
                                       corporation



                                       By:
                                                    President

                                    EXHIBIT A

                             COMPLETION CERTIFICATE



TO:               Norwest Bank Minnesota, N.A., as Trustee
                  Norwest Center
                  Sixth and Marquette
                  Minneapolis, Minnesota 55479-0069
                  Attention: Corporate Trust Department

                  NBD Bank, N.A., as Letter of Credit Bank
                  One Indiana Square, Suite 314
                  Indianapolis, Indiana  46266
                  Attention:  Corporate Banking Division

FROM:             Patrick Industries, Inc.

SUBJECT:          $5,000,000
                  The Stanly County Industrial Facilities and Pollution Control Financing Authority Variable Rate Demand Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998 (the "Bonds")


         The undersigned does hereby certify:

         1. The acquisition, construction, installation and equipping of the Project have been substantially completed in such manner as to conform with all applicable zoning, planning and building regulations of the governmental authorities having jurisdiction of the Project, as of _____________, ____ (the "Completion Date").

         2. The Costs of the Project have been paid in full except for those not yet due and payable, which are described below and for which moneys for payment thereof are being held in the Construction Fund:

Cost of the Project not yet due and payable:

                Description               Amount

                $----------

                Total                  $__________

         3. The moneys in the Construction Fund in excess of the totals set forth in 2 above represent Surplus Bond Proceeds and the Trustee is hereby authorized and directed to transfer all such Surplus Bond Proceeds to the Bond Fund pursuant to Section 5.4 of the Loan Agreement.

         4. No event of default has occurred under the Promissory Note, the Loan Agreement or the Reimbursement Agreement nor has any event occurred which with the giving of notice or lapse of time or both shall become such an event of default. Nothing has occurred to the knowledge of the Borrower that would prevent the performance of its obligations under the Promissory Note, the Loan Agreement or the Reimbursement Agreement.

         This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

         Capitalized terms used but not defined herein shall have the meanings given in the Loan Agreement and Trust Indenture relating to the Bonds.

         Executed this _________ day of _____________________, _______.



                                       PATRICK INDUSTRIES, INC.


                                       By:
                                                 Authorized Representative

                                    EXHIBIT B

                              COSTS OF THE PROJECT



         The following are the estimated costs of the Project:


                Building                         $    3,750,000.00

                Land                             $      373,000.00

                Machinery and Equipment          $      754,500.00

                Capitalized Interest             $            0.00

                Issuance Costs*                  $      100,000.00

                Letter of Credit Fees            $       22,500.00
                                                     -------------

                      TOTAL                      $    5,000,000.00
                                                     =============





----------------
* Issuance costs in excess of $100,000.00 will be paid from the Borrower's own funds.

                                    EXHIBIT C

                                 PROMISSORY NOTE


Amount: $5,000,000.00      Maturity:  August 1, 2010


         FOR VALUE RECEIVED, Patrick Industries, Inc. (the "Borrower"), promises to pay to the order of The Stanly County Industrial Facilities and Pollution Control Financing Authority (the "Issuer"), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) together with (a) interest thereon in an amount sufficient to enable the Issuer to make payment of all interest becoming due and payable on the Issuer's Variable Rate Demand Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998 (the "Bonds") in the principal amount of Five Million Dollars ($5,000,000), issued pursuant to a Trust Indenture dated as of August 1, 1998 (the "Indenture") between the Issuer and Norwest Bank Minnesota, N.A., a national banking association, as trustee (the "Trustee"), which Indenture and Bonds are incorporated herein by reference and made a part hereof, and (b) such redemption premiums and other amounts as are required to be paid by the Borrower to the Issuer as Loan Repayments as provided in the Loan Agreement, dated as of August 1, 1998 between the Borrower and the Issuer (the "Loan Agreement"), which is incorporated herein by reference and made a part hereof.

         The foregoing amounts shall be paid by means of Loan Repayments which shall be due and payable (less any credits to which the Borrower may be entitled under the Loan Agreement), in immediately available funds, as follows:

         1. On or before each date on which a payment of interest is due on the Bonds, the Borrower shall pay interest in an amount equal to the aggregate unpaid interest due or to become due on the Bonds on such payment date, less any Eligible Funds (as defined in the Indenture) then held by the Trustee in the Bond Fund (as defined in the Indenture) which are then being held for application to the payment of interest on the Bonds in accordance with the Indenture;

         2. On or before each date on which a payment of principal, Purchase Price (as defined in the Indenture) and premium, if any, is due on the Bonds, whether by maturity, acceleration or otherwise, the Borrower shall pay principal and premium, if any, in an amount equal to principal, Purchase Price and premium, if any, then due or to become due on the Bonds on such payment date, less any Eligible Funds then held by the Trustee in the Bond Fund, other than those Eligible Funds applied to payment of interest on the Bonds as set forth above, which are then being held for the payment of principal and premium, if any, on the Bonds under the Indenture.

         Notwithstanding the foregoing, the Borrower shall pay principal of, premium, if any, and interest on the Bonds to the Trustee so as to permit the redemption of all or a portion of Bonds then outstanding in accordance with
Section 217 of the Indenture.

         The Borrower shall have the option to make advance payments of Loan Repayments, from time to time, which advance payments shall be deposited with the Trustee in the Bond Fund and shall be applied as provided in the Loan Agreement and the Indenture.

         All payments shall be made in coin or currency of the United States of America in immediately available funds at the principal office of the Trustee, or at the office of any successor trustee.

         If the Borrower fails to pay any installment of principal, premium, if any, and interest when due under this Promissory Note and the Trustee fails to receive sufficient moneys pursuant to one or more draws under the Letter of Credit (as defined in the Indenture) to pay any such installment, or upon the occurrence of any one or more of the events of default specified in the Loan Agreement, the Trustee then, or at any time thereafter, may under certain conditions specified in Section 602 of the Indenture give notice to the Borrower declaring all unpaid amounts then outstanding hereunder or under the Loan Agreement (including all fees), to be due and payable, and thereupon, without further notice or demand, all such amounts shall become and be immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any time in the event of any continuing or subsequent default.

         All payments hereon shall be applied first to accrued interest, then to premium, if any, and then to principal.

         The undersigned waives (except as provided herein) demand, protest, presentment for payment and notice of nonpayment and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every instrument evidencing or securing the indebtedness evidenced hereby. No extension of the time for the payment of this Promissory Note made by agreement with any person now or hereafter liable for the payment of this Promissory Note shall operate to release, discharge, modify, change or affect the original liability under this Promissory Note, either in whole or in part, of the undersigned if not a party to such agreement.


Page 2 of a Note containing Three Pages, dated August 13, 1998 from Patrick Industries, Inc. to The Stanly County Industrial Facilities and Pollution Control Financing Authority.

-----------------------------
Initialed for Identification

         This Promissory Note is issued under and is subject to the terms and conditions of the Loan Agreement.

         This Promissory Note and all instruments securing the same are to be construed according to the laws of the State of North Carolina.


                                       PATRICK INDUSTRIES, INC., an Indiana
                                       corporation


                                       By:
                                                     President

Page 3 of a Note containing Three Pages, dated August 13, 1998 from Patrick Industries, Inc. to The Stanly County Industrial Facilities and Pollution Control Financing Authority.

-----------------------------
Initialed for Identification

                                   ENDORSEMENT


         Pay, without recourse, to the order of Norwest Bank Minnesota, N.A., as trustee, under the Trust Indenture, dated as of August 1, 1998, from the undersigned.


                                       THE STANLY COUNTY INDUSTRIAL FACILITIES
                                       AND POLLUTION CONTROL FINANCING AUTHORITY


                                       By:
                                                      Chairman

(SEAL)

ATTEST:

------------------------------------
                  Secretary




         The above assignment is hereby accepted.

                                      NORWEST BANK MINNESOTA, N.A.,
                                      a national banking association, as Trustee


                                      By:


                                      Printed:


                                      Its:

                                    EXHIBIT D

                               PROJECT DESCRIPTION


         The Project will consist of the financing by Patrick Industries, Inc., an Indiana corporation, of certain industrial development facilities consisting of the acquisition, construction and equipping of an approximately 166,000 square foot manufacturing facility, together with machinery and equipment therein, to be located on Highway 52 in New London, Stanly County, North Carolina, for the manufacture, packaging and distribution of building materials.

                                    EXHIBIT E

                             REQUISITION CERTIFICATE



TO:               Norwest Bank Minnesota, N.A.,
                  as Trustee

FROM:             Patrick Industries, Inc.
                  (the "Borrower")

SUBJECT:          $5,000,000
                  The Stanly County Industrial Facilities and Pollution Control Financing Authority Variable Rate Demand Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998 (the "Bonds")


         This represents Requisition Certificate No. ________ in the total amount of $__________ for payment of those Costs of the Project detailed in the schedule attached.

         The undersigned does certify that:

         1. All of the expenditures for which moneys are requested hereby represent proper Costs of the Project, have not been included in a previous Requisition Certificate and have been properly recorded on the Borrower's books.

         2. The moneys requested hereby are not greater than those necessary to meet obligations due and payable or to reimburse the Borrower for funds actually advanced for Costs of the Project. The moneys requested do not include retention or other moneys not yet due or earned under construction contracts.

         3. After payment of moneys hereby requested, there will remain available to the Borrower (from the Construction Fund) sufficient funds to complete the Project substantially in accordance with the plans and specifications therefore.

         4. All of the payment herein requested from the Construction Fund and all other payments from the proceeds of the Bonds (including investment earnings thereon) heretofore made from the Construction Fund have been used or are being used by the Borrower to finance Costs of the Project, first incurred subsequent to __________, _____ (unless such amounts are for Issuance Costs or an amount not in excess of the lesser of $100,000 or 5% of the proceeds of the Bonds, or for preliminary expenditures up to an amount not in excess of 20% of the aggregate issue price of the Bonds). Not more than 2% of the proceeds of the Bonds ($___________) have been or will be used to pay, directly or indirectly, Issuance Costs for the Bonds.

         5. The Borrower is not in default under the Promissory Note, the Loan Agreement or the Reimbursement Agreement and nothing has occurred to the knowledge of the Borrower that would prevent the performance of its obligations under the Loan Agreement, the Promissory Note or the Reimbursement Agreement.

         6. Delivered herewith are all of the documents in form and content required by Section 5.1 of the Loan Agreement.

         Capitalized terms used but not defined herein shall have the meanings given in the Loan Agreement and Trust Indenture relating to the Bonds.

         Executed this _______ day of ____________________, _______.


                                       PATRICK INDUSTRIES, INC.


                                       By:
                                                  Authorized Representative




Approved:

NBD BANK, N.A., as Letter of Credit Bank


By:

Its:

                                TABLE OF CONTENTS
                  (This Table of Contents is not a part of the
            Loan Agreement but is for convenience of reference only)

                                                                            Page
ARTICLE I - DEFINITIONS    2

ARTICLE II - REPRESENTATIONS        4
         SECTION 2.1.  Representations by the Borrower        4
         SECTION 2.2.  Representations of the Issuer 6

ARTICLE III - LOAN AND REPAYMENT    6
         SECTION 3.1.  Amount and Evidence of Loan   6
         SECTION 3.2.  Loan Repayments      6
         SECTION 3.3.  Mandatory and Optional Prepayments of the Promissory Note
         SECTION 3.4.  Additional Payment Obligations of the Borrower  7
         SECTION 3.5.  Payment of Issuer Fees        8
         SECTION 3.6.  Administrative Expenses       8
         SECTION 3.7.  Letter of Credit; Alternate Letter of Credit    8
         SECTION 3.8.  Credit for Bonds Surrendered  11

ARTICLE IV - NO SECURITY INTEREST IN PROJECT         11

ARTICLE V - CONSTRUCTION OF THE PROJECT     11
         SECTION 5.1.  Disbursements from the Construction Fund        11
         SECTION 5.2.  Obligation of the Borrower to Complete the Project and to
                       Pay Costs in Event Construction Fund Insufficient      12
         SECTION 5.3.  Investment of Construction Fund, Bond Fund, Bond Purchase
                       Fund and Rebate Fund Moneys    12
         SECTION 5.4.  Certificate as to Completion   13
         SECTION 5.5.  No Warranty by Issuer 13

ARTICLE VI - USE OF PROJECT, MAINTENANCE, TAXES AND INSURANCE 13
         SECTION 6.1.  Use, Maintenance and Modifications of Project by
                       Borrower        13
         SECTION 6.2.  Taxes, Other Governmental Charges and Utility Charges  14
         SECTION 6.3.  Insurance    14

ARTICLE VII - DAMAGE, DESTRUCTION AND CONDEMNATION   15

ARTICLE VIII - SPECIAL COVENANTS    15
         SECTION 8.1.  Assignment and Pledge of Issuer's Rights;
                       Obligations of Borrower Unconditional       15
         SECTION 8.2.  Right of Access to the Project         16
         SECTION 8.3.  Maintenance of Existence..    16
         SECTION 8.4.  Qualification in State.       16
         SECTION 8.5.  Covenant as to Non-Impairment of Tax-Exempt Status     16
         SECTION 8.6.  Indemnity, Expenses  17
         SECTION 8.7.  Compliance with Laws 19
         SECTION 8.8.  No Recourse  19
         SECTION 8.9.  Indenture Provisions 19
         SECTION 8.10. Recording and Maintenance of Liens    19

ARTICLE IX - ASSIGNMENT, LEASING, EQUIPMENT 20
         SECTION 9.1.  Transfer, Assignment and Leasing       20
         SECTION 9.2.  Substitution and Removal of Machinery and Equipment    21

ARTICLE X - EVENTS OF DEFAULT AND REMEDIES  21
         SECTION 10.1.  Events of Default   21
         SECTION 10.2.  Remedies on Default 22
         SECTION 10.3.  No Remedy Exclusive 23
         SECTION 10.4.  Agreement to Pay Attorneys'Fees and Expenses   23
         SECTION 10.5.  No Additional Waiver Implied by One Waiver     23
         SECTION 10.6.  Default by Issuer - Limited Liability 23

ARTICLE XI - PAYMENT OF SURPLUS BOND PROCEEDS FROM THE BOND FUND       24
         SECTION 11.1.  Surplus Bond Proceeds        24

ARTICLE XII - THE BONDS    24
         SECTION 12.1.  Issuance of the Bonds        24
         SECTION 12.2.  Compliance with Indenture    24
         SECTION 12.3.  Consent to Issuer's Pledge   24
         SECTION 12.4.  Rights of Trustee Hereunder  24
         SECTION 12.5.  Amendments to Indenture and this Agreement     25

ARTICLE XIII - MISCELLANEOUS        25
         SECTION 13.1.  Amounts Remaining in Funds   25
         SECTION 13.2.  Rights of the Bank  25
         SECTION 13.3.  Notices     25
         SECTION 13.4.  Bondholders'Action  25
         SECTION 13.5.  Binding Effect      26
         SECTION 13.6.  Severability        26
         SECTION 13.7.  Captions    26
         SECTION 13.8.  Interpretation      26
         SECTION 13.9.  Execution in Counterparts    26

SIGNATURE PAGE OF ISSUER   27
SIGNATURE PAGE OF BORROWER 28
EXHIBIT A - COMPLETION CERTIFICATE
EXHIBIT B - COSTS OF THE PROJECT
EXHIBIT C - PROMISSORY NOTE ENDORSEMENT
EXHIBIT D - PROJECT DESCRIPTION
EXHIBIT E - REQUISITION CERTIFICATE

                                                                 Execution Copy










                                 LOAN AGREEMENT

                                     BETWEEN

                   THE STANLY COUNTY INDUSTRIAL FACILITIES AND
                     POLLUTION CONTROL FINANCING AUTHORITY,
                                    AS ISSUER

                                       AND

                            PATRICK INDUSTRIES, INC.,
                                   AS BORROWER




       ------------------------------------------------------------------

                                   $5,000,000

                   THE STANLY COUNTY INDUSTRIAL FACILITIES AND
                      POLLUTION CONTROL FINANCING AUTHORITY
                         VARIABLE RATE DEMAND INDUSTRIAL
                            DEVELOPMENT REVENUE BONDS
                       (PATRICK INDUSTRIES, INC. PROJECT)
                                   SERIES 1998
       ------------------------------------------------------------------



                           Dated as of August 1, 1998